UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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PARAMOUNT GOLD AND SILVER CORP.

(Name of Registrant as Specified In Its Charter)

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Paramount Gold and Silver Corp. Confirms Date of Stockholder Meeting

Ottawa, Ontario – September 18, 2009 –Paramount Gold and Silver Corp. (NYSE/TSX:PZG) (Frankfurt: WKN: A0HGKQ) (“Paramount”) is confirming that it has set the date for its an annual and special meeting (the “Meeting”) of its stockholders for October 28, 2009 for its stockholders of record as of the close of business on September 21, 2009 subject to applicable regulatory approvals.  The agenda for the Meeting will include, among other things, routine corporate items as well as a resolution for Paramount’s stockholders to consider related to the issuance of securities to the security holders of Klondex Mines Ltd. (TSX: KDX) pursuant to the news release dated July 20, 2009 (the “Transaction”).  The Meeting is currently scheduled to take place on such date at 11 AM (Eastern Time) in the Wentworth Room of the Sheraton Hotel in Toronto, Ontario, Canada.

Klondex Mines Limited has also set its record date for September 21, 2009 with a special meeting of security holders to be held on October 28, 2009 at Suite 1500-1055 West Georgia Street, Vancouver, BC.

Paramount Gold and Silver Corp.

Christopher Crupi, CEO

866-481-2233 / 613-226-9881

Additional Information About the Transaction and Where to Find It

In connection with the Transaction, Paramount expects to file with the United States Securities and Exchange Commission (the “SEC”) a proxy statement which will be sent to the stockholders of Paramount seeking their approval of the issuance of securities related to the Transaction. In addition, Paramount may file other relevant documents concerning the Transaction with the SEC. Security holders are urged to read the proxy statement and other relevant documents when they become available because they will contain important information about the Transaction.

Security holders of Paramount may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Security holders of Paramount may also obtain free copies of these documents by directing a request by telephone or mail to Paramount Gold and Silver Corp., 346 Waverley Street, Suite 100, Ottawa, Ontario Canada K2P OW5 (telephone: (613) 226-9881) or by accessing these documents at Paramount's website: www.paramountgold.com under "Investors". The information on Paramount's website is not, and shall not be deemed to be, a part of this release or incorporated into other filings made with the SEC.

Paramount and its directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the stockholders of Paramount in connection with the Transaction. Information about the directors and executive officers of Paramount is set forth in the proxy statement for its 2009 annual meeting of stockholders filed with the SEC on January 8, 2009. Information regarding the interests of these participants and other persons who may be deemed participants in the Transaction may be obtained by reading the proxy statement regarding the Transaction when it becomes available.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this press release regarding the Transaction, the expected timetable for the Meeting and completing the Transaction and any other statements about Paramount or Klondex managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: the ability of the parties to consummate the Transaction and satisfy the conditions thereunder; the ability to obtain, and the timing of, the necessary exchange, regulatory and shareholder or stockholder approvals for the Transaction; the impact of any actions taken by Silvercorp. or any other party to complicate, delay or prevent the Transaction; the ability to realize the anticipated synergies and benefits from the Transaction and the combined company; and the other factors described in Paramount’s Annual Report and Annual Information Form on Form 10-K for the year ended June 30, 2008 and its most recent quarterly reports filed with the SEC available on www.sec.gov and applicable Canadian securities regulators available on www.sedar.com.  Except as required by applicable law, Paramount disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.